                                                                   EXHIBIT 10.21

                          DATED
                        ------------------------------


                              BONVENO.COM LIMITED       (1)


                                      and

                             ORBITTRAVEL.COM, INC.      (2)


                        ------------------------------

                             MANAGEMENT AGREEMENT

                        ------------------------------






                                  Wragge & Co

                                   CONTENTS
                                   --------

     Clause                        Heading                          Page
     1  Definitions...............................................     1

     2  Duration..................................................     3

     3  Management Infrastructure.................................     3

     4  Management Facilities.....................................     4

     5  Marketing and Distribution................................     5

     6  Marketing and Distribution in the European Territory......     5

     7  Restrictions..............................................     6

     8  Marketing and Distribution in the Non-European Territory..     6

     9  Global Customers..........................................     7

    10  Product & Pricing.........................................     7

    11  Additional Obligations....................................     7

    12  Revenue Sharing...........................................     8

    13  Confidentiality...........................................     9

    14  Force Majeure.............................................     9

    15  Consequences of Termination...............................    10

    16  Assignment................................................    10

    17  General...................................................    10

    18  Notices...................................................    11

    19  Law.......................................................    12

    20  Jurisdiction..............................................    12

    Schedule 1....................................................    14

    Schedule 2....................................................    15

    Schedule 3....................................................    16

    Schedule 4....................................................    17

    Schedule 5....................................................    18

THIS AGREEMENT is made on                     1999   BETWEEN

(1) BONVENO.COM LIMITED (Registered in England No. 3831828 whose registered office is at Renaissance House, Foundation Park, Maidenhead, SL6 3UD ("Bonveno"); and

(2) ORBITTRAVEL.COM, INC. a body corporate organised and existing under the laws of Delaware, USA having its principal place of business at 100 Second Street East, Whitefish, MT 59937 ("Orbittravel").

WHEREAS:

(A)  Together with Web Travel Systems Limited the parties are members of a joint
     venture agreement (the "JV Agreement") dated          and Bonveno is the
     joint venture company for providing and marketing an internet based travel and leisure booking system to businesses and consumers in the European Territory.

(B) Orbittravel is, under a separate agreement of today's date, providing support, licences and maintenance for the Bonveno Service, and development, support, licences and maintenance for the Global Product (the "Operational Agreement").

(C) Orbittravel is, under a separate agreement of today's date, providing software development to Bonveno for the Bonveno Service (the "European Specific Software Development Agreement").

(D) Orbittravel and Bonveno have agreed an operational management structure, marketing policy, content sharing and product distribution policy in accordance with the terms of this agreement (the "Agreement").

In consideration of the mutual covenants and undertakings set out below THE PARTIES AGREE as follows:

1    Definitions
     -----------

1.1  In this Agreement unless the context otherwise requires:

     "Accounting Dates" means the 31st March, 31st June, 31st September and the 31st December in each year;

     "Board" means the board of Bonveno constituted and operating in accordance with the JV Agreement;

     "Bonveno Service" has the meaning set out in the Operational Agreement;

     "Business Day" means a day (other than a Saturday or Sunday) on which the banks are ordinarily open for business in the City of London;

     "Commencement Date" means

     "Confidential Information" means secret or confidential, commercial, financial, marketing, technical or other information, know-how, trade secrets and other information in any form or medium whether disclosed orally or in writing before or after the date of this Agreement, together with any reproductions of such information in any form or medium or any part(s) of this information (and "confidential" means that the information, either in its entirety or in the precise configuration or assembly of its components, is not publicly available);

     "Content" means certain leisure travel information to be presented in a format to be agreed to in writing from time to time between the parties, which is to be shared between the parties as set out in Schedule 5, and shall be divided between Territory Content and the Extra-Territory Content;

     "European Territory" means those countries listed in Schedule 1;

     "European Content Territory" means the territory set out in Part 1 of
     Schedule 1;

     "European Distribution Territory" means the territory set out in Part 2 of Schedule 1;

     "European Territory Content" means the Content for locations in the European Territory;

     "Extra-Territory Content" means Content for locations outside the European Territory;

     "Force Majeure" means any event outside the reasonable control of either party affecting its ability to perform any of its obligations (other than payment) under this Agreement including Act of God, fire, flood, lightning, war, revolution, act of terrorism, riot or civil commotion, but excluding strikes, lock-outs or other industrial action, whether of the affected party's own employees or others, failure of supplies of power, fuel, transport, equipment, raw materials or other goods or services;

      "Global Customers" means a customer or distributor located or operating both within the European Territory and the Non-European Territory and who wishes to deal in one transaction with both the European Territory and the Non-European Territory;

     "Global Product" has the same meaning as set out in the Operational Agreement;

     "Group Company" means in relation to any company that company and every other company which is for the time being a subsidiary or holding company of that company or a subsidiary of any such holding company (and the terms "subsidiary" and "holding company" shall have the meanings given to them by Sections 736 and 736A of the Companies Act 1985);

     "Joint Committee" means the Joint Steering Committee, the Joint Sales and Marketing Committee and the Joint Operations Committee;

     "Month" means a calendar Month;

     "Non-European Territory" means the world excluding the European Territory;

     "Products" means the Bonveno Service and/or the Global Product;

     "Programs" has the meaning set out in the Operational Agreement;

     "Subscription Revenue" means the total amount paid by a third party, excluding taxes, for the inclusion of Content, display of advertising on, or use of, the Bonveno Service and/or the Global Product

     "Web Travel System" means the Internet based travel booking system licensed to Bonveno by Web Travel Systems Limited;

     "Web Travel Systems Limited" has the meaning set out in the Operational Agreement;

     "Year" means a period of twelve Months commencing on the Commencement Date and on each successive anniversary of the Commencement Date and ending on the day before each successive anniversary of the Commencement Date.

1.2 The headings to clauses are inserted for convenience only and shall not affect the interpretation or construction of this Agreement.

1.3 Words imparting the singular shall include the plural and vice versa. Words imparting a gender include every gender and references to persons include an individual, company, corporation, firm or partnership.

1.4 All sums payable under this Agreement are exclusive of VAT or any other applicable tax or duty payable upon such sums which shall be added if appropriate at the rate prevailing at the relevant tax point.

1.5 The words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as any preceding words where a wider construction is possible.

1.6 References to any statute or statutory provision shall include (i) any subordinate legislation made under it, (ii) any provision which it has modified or re-enacted (whether with or without modification), and (iii) any provision which subsequently supersedes it or re-enacts it (whether with or without modification).

1.7 All references in this Agreement to Clauses and Schedules are to the clauses and schedules to this Agreement unless otherwise stated.

2    Duration
     --------

2.1 This Agreement shall come into force on the Commencement Date and shall continue in force for so long as the JV Agreement continues and shall automatically terminate on the termination of the JV Agreement.

2.2 The termination of this Agreement shall be without prejudice to the rights and remedies of either party which may have accrued up to the date of termination and is subject to the provision of Clause 15.

3    Management Infrastructure
-    -------------------------

3.1 The management infrastructure will include the following boards and committees:

     (a) Shareholders Board - this board is the board of Bonveno constituted and operating in accordance with the JV Agreement;

     (b) Joint Steering Committee - this committee shall be established to review the marketing, product, distribution and content strategies and ensure that viable, mutually acceptable implementation plans are in place to support them. The parties shall appoint their allotted representatives in writing, to the other parties, within 30 days of the Commencement Date. The Joint Steering Committee shall meet and conduct its meetings in accordance with the procedures set out in
          Schedule 2.

     (c) Joint Sales & Marketing Committee - this committee shall be established to review the tactical sales and marketing plans and issues. The parties shall appoint their allotted representatives by notice in writing, to the other parties, within 30 days of the Commencement Date. The Joint Sales & Marketing Committee shall meet and conduct its meeting in accordance with the procedures set out in
          Schedule 3.

     (d) Joint Operations Committee - this committee shall be established to review the performance of the Operations Agreement. The parties shall appoint their allotted representatives by notice in writing, to the other parties, within 30 days of the Commencement Date. The Joint Operations Committee shall meet and conduct its meeting in accordance with the procedures set out in Schedule 4.

3.2  Key Points of Contact
     ---------------------

     Each party shall appoint key points of contact ("Key Points of Contact") on all joint matters as required by a Joint Committee to assist with day to day management and regular communication between the management and operational teams. Each party shall notify the other in writing of their Key Points of Contact within 30 days of a request from a Joint Committee to do so.


4    Management Facilities
     ---------------------

4.1 Except as specifically provided for in the Operational Agreement Bonveno shall provide and bear the cost of all office accommodation, office services, and equipment - for staff based in the European Territory.

4.2 Except as specifically provided for in the Operational Agreement Orbittravel shall provide and bear the cost of all office accommodation, office services and equipment for staff based in the Non-European Territory.

4.3 Wherever possible, Bonveno shall provide employees and contractors of Orbittravel with the benefit of its Group company discounts on air travel (with British Airways or a subsidiary of it) wherever such travel is necessary to effectuate a legitimate business purpose of Bonveno as determined by the Bonveno Managing Director. The procedure of making such a determination shall be agreed in writing from time to time between the parties.

5    Marketing and Distribution
     --------------------------

5.1 Separate brand identities will be established for both the Bonveno Service and the Global Product:

     (a) Bonveno will own and define the Bonveno corporate identity for the European Territory;

     (b) Orbittravel will own and define the Global Product corporate identity for outside the Non-European Territory.

5.2 The parties agree that for Global Customers whose headquarters are in the European Territory, the right to market, sell and manage such customers in respect of the Bonveno Service and the Global Product shall vest in Bonveno exclusively. Orbittravel shall have the right to market, sell and manage Global Customers' headquartered in the Non-European Territory in respect of the Bonveno Service and the Global Product.

5.3 For Global Customers, joint agreed proposals will be prepared as agreed between the parties in writing from time to time.

5.4 Either party may use the other's trade marks for advertising purposes in accordance with the Operational Agreement.

5.5 Income derived from Global Customers will be allocated between the parties in the proportion and in the manner decided by the Joint Steering Committee.

6    Marketing and Distribution in the European Territory
     ----------------------------------------------------

6.1 Except in the case of Global Customers, Bonveno shall have the exclusive right to market the Bonveno Service in the European Territory. This shall include, but not be limited to:

     (a) Representation at trade fairs, exhibitions and shows within the Territory except where it is agreed between the parties that joint stands would be more appropriate, including but not limited to, the World Travel Market London. The funding for such joint stands will be agreed between the parties in writing;

     (b) Direct Marketing communications and literature, PR and advertising in the European Territory;

     (c)  Branding and corporate and product identity.

6.2 Subject to Clauses 7 and 9, Orbittravel hereby appoints Bonveno as its exclusive representative for the marketing of the Global Product within the European Territory. Such representation will be in accordance with the principles and instructions laid down by the Joint Steering Committee.

6.3 Bonveno will be exclusively responsible for all distribution of, sales and contractual matters in relation to the Bonveno Service and Global Product within the European Territory except for existing contracts for text-based service provision to GDS suppliers. This is without prejudice to the ability of Orbittravel to meeting unsolicited third party requests for the provision of the Bonveno Service and the Global Product in a European Territory.

7    Restrictions
     ------------

7.1 Bonveno will not actively seek to sell or distribute either the Bonveno Service or Global Product outside the European Territory without Orbittravel's prior written consent. Orbittravel will not seek to market, sell or distribute either the Bonveno Service or Global Product within the European Territory.

7.2 Notwithstanding the foregoing section, nothing in this Agreement will prevent Orbittravel from utilising the Global Products in services or products that do not compete or could not reasonably be provided by the Bonveno Service within the European Territory.

7.3 Orbittravel will not actively seek to sell or distribute the Global Service or any service or product within the European Territory that competes with the Bonveno Service.

8    Marketing and Distribution in the Non-European Territory
     --------------------------------------------------------

8.1 Subject to Clauses 7 and 9, Orbittravel shall have the exclusive right to market the Global Product in the Non-European Territory. This shall include but not be limited to:

     (a) Representation at trade fairs, exhibitions and shows in the Non-European Territory, except where it is agreed between the parties that joint stands would be more appropriate, including but not limited to, international trade shows in the Non-European Territory. The funding for such joint stands will be agreed between the parties;

     (b) Marketing communications and literature, public relations and advertising in the Non-European Territory;

     (c)  Branding, corporate and product identity.

8.2 Bonveno hereby appoints Orbittravel as its exclusive representative for the marketing of Bonveno Service in the Non-European Territory. Such representation will be in accordance with the principles and instructions agreed between Bonveno and Orbittravel in writing from time to time.

8.3 Subject to the provisions of Clauses 7 and 9 Orbittravel will be exclusively responsible for all distribution of, sales and contractual matters in relation to the Bonveno Service and Global Product within the Non-European Territory.

8.4 Orbittravel will be exclusively responsible for the sale of Content into the Bonveno Service outside the European Territory in accordance with the procedures practices and contribution laid down by the Joint Steering Committee from time to time.

8.5 Except in the case of Global Customers, Orbittravel will not actively seek to market, sell or distribute either the Bonveno Service or Global Product within the European Territory without Bonveno's prior written consent. Nothing in this Clause 8.5 shall prevent Orbittravel from meeting unsolicited third party requests for the provision of the Global Product or the Bonveno Service in the European Territory.

9    Global Customers
     ----------------

9.1 The Joint Steering Committee shall focus primarily on customers for the Bonveno Service only in the European Territory, and shall only address and approach Global Customers on an ad hoc basis.

9.2 When the Joint Steering Committee deems it appropriate to approach a Global Customer, it shall determine which party is to take responsibility for sales and marketing to such Global Customers.

9.3 Each party will co-operate with the other in relation to Global Customers and follow the directions of the Joint Sales and Marketing Committee.

10   Product & Pricing
     -----------------

10.1 Bonveno and Orbittravel shall in relation to the Bonveno Service and Global Product agree where possible:

     (a)  common pricing structures;

     (b)  common rate cards;

     (c)  common product packaging;

     (d)  common pricing parameters to travel suppliers;

          these items will be reviewed on at least a quarterly basis.

10.2 Notwithstanding Clause 10.1, the parties reserve the right to formulate their own product and pricing definitions, to take local market conditions into account. (i.e., where local market conditions militate against common pricing structures or a common rate card). The parties shall discuss local market conditions through the Joint Steering Committee and/or Operations Committee to determine the feasibility of (a) through (d) above.

11   Additional Obligations
     ----------------------

11.1 Each party owns the advertising inventory in relation to its own service, and shall co-operate to sell advertising capacity on each other's services.

11.2 Except in the case of Global Customers, Bonveno will bear its costs relating to sales promotion and Content acquisition in the European Territory for the effective operation and marketing of the Bonveno Service.

11.3 Bonveno will assist in obtaining the necessary licences to enable Galileo GDS content to be accessed through the Bonveno Service and Global Product and will also assist in procuring the necessary licences in favour of Orbittravel to use the Web Travel Systems product.

11.4 Other than Global Customers for whom a party is responsible in accordance with Clause 9, Orbittravel and Bonveno will refer travel suppliers from outside their territories to each other.

12   Revenue Sharing
     ---------------

12.1 For sales of advertising to be placed in the other party's Service, to be displayed in the other party's territory, after any Sales Commission has been deducted from the Subscription Revenue, the seller shall receive a commission of 25% of the remaining Subscription Revenue (the "Advertising Revenue Sharing Commission") from the other party.

12.2 Both parties will review and assess the applicability of a revenue sharing model for all other transaction revenues ("Transaction Revenue Sharing Commission") and, where appropriate, jointly agree a revenue sharing model.

12.3 Any Transaction Revenue Sharing Commission payable under this Agreement shall be calculated at the Accounting Dates and payment shall be made within 2 months of each Accounting Date.

12.4 At such Accounting Date, each party shall deliver to the other party a statement in writing showing the amount of such Advertising Revenue Sharing Commission and Transaction Revenue Sharing Commission due and giving all necessary particulars of how such commission has been calculated. Payments of such commission may be set off against the payments of Transaction Revenue Sharing Commission due from each party to the other.

12.5 Each party shall, within two (2) Months following the end of each Year, provide a statement certified to be true and correct by its Chief Accountant confirming that the statement(s) delivered for the period ending on the preceding calendar Year were in all material respects correct, (such certificates to be provided at the producing paying party's own expense).

12.6 Where any statement delivered pursuant to this Clause 12 shows that an under payment has occurred, the relevant adjustment shall be made, and the amount of any underpayment or over-payment and Advertising Revenue Sharing Commission and Transaction Revenue Sharing Commission shall be paid with or deducted from the next payment of Advertising Revenue Sharing Commission and Transaction Revenue Sharing Commission due under this Agreement. Where the amount of an underpayment exceeds the next payment of Advertising Revenue Sharing Commission and Transaction Revenue Sharing Commission due, the difference shall be deducted from subsequent Advertising Revenue Sharing Commission and Transaction Revenue Sharing Commission payments until the difference is rectified.


12.7 Each party shall be solely responsible for its own costs of carrying out its obligations under this Agreement. Upon written request, each party shall be permitted access, during ordinary business hours, to such of the other party's books and financial records as may be necessary to calculate the Advertising Revenue Sharing Commission and Transaction Revenue Sharing Commission due to the inspecting party for any period of time during the term of this Agreement. The inspecting party shall bear the cost of any audit unless a discrepancy of greater than 10% is discovered, in which case the offending party shall be responsible for such costs.

13   Confidentiality
     ---------------

13.1 Each party shall keep and procure to be kept secret and confidential all Confidential Information belonging to the other party disclosed or obtained as a result of the relationship of the parties under this Agreement and shall not use nor disclose the same save for the purposes of the proper performance of this Agreement or with the prior written consent of the other party. Where disclosure is made to any employee, consultant, sub-contractor or agent, it shall be done subject to obligations equivalent to those set out in this Agreement and each party agrees to ensure that if the other party so requests prior to such disclosure such employee, consultant, sub-contractor or agent enters into a deed of covenant with the other party in a form reasonably acceptable to that other party containing obligations equivalent to those set out in this Clause 13. Each party shall use its best endeavours to procure that any such employee, consultant, sub-contractor or agent complies with such obligations. Each party shall be responsible to the other party in respect of any disclosure or use of such Confidential Information by a person to whom disclosure is made.

13.2 The obligations of confidentiality in this Clause 13 shall not extend to any matter which either party can show:

     (a) is in, or has become part of, the public domain other than as a result of a breach of the obligations of confidentiality under this Agreement; or

     (b)  was in its written records prior to the Commencement Date; or

     (c) was independently disclosed to it by a third party entitled to disclose the same; or

     (d) is required to be disclosed under any applicable law, or by order of a court or governmental body or authority of competent jurisdiction.

14   Force Majeure
     -------------

14.1 If either party is affected by Force Majeure it shall immediately notify the other party in writing of the matters constituting the Force Majeure and shall keep that party fully informed of their continuance and of any relevant change of circumstances whilst such Force Majeure continues.

14.2 The party affected by Force Majeure shall take all reasonable steps available to it to minimise the effects of Force Majeure on the performance of its obligations under this Agreement.

14.3 Save as provided in Clause 2 Force Majeure shall not entitle either party to terminate this Agreement and neither party shall be in breach of this Agreement, or otherwise liable to the other, by reason of any delay in performance, or non-performance of any of its obligations due to Force Majeure.

14.4 If the party affected by Force Majeure fails to comply with its obligations under Clauses 14.1 and 14.2 above then no relief for Force Majeure, including the provisions of Clause 14.3 above, shall be available to it and the obligations of each party shall continue in force.

15   Consequences of Termination
     ---------------------------

15.1 Upon termination of this Agreement for any reason whatsoever:

     (a) Subject to Clause 2 above the relationship of the parties shall cease save as (and to the extent) expressly provided for in this Clause 15;

     (b) the provisions of Clauses 13, 19 and 20 and any provision which expressly or by implication is intended to come into or remain in force on or after termination shall continue in full force and effect;

     (c) Bonveno and Orbittravel shall meet as soon as possible to establish and implement operational procedures to direct the continuing operations of Bonveno in the absence of the provisions of this Agreement. However, if this Agreement has terminated as a consequence of a termination of the JV Agreement, the wind-up procedures set forth therein for the termination of operations of Bonveno shall come into effect.

16   Assignment
     ----------

16.1 This Agreement is personal to both parties. Neither party shall assign, delegate, sub-contract, transfer, charge or otherwise dispose of all or any of its rights and responsibilities under this Agreement.

16.2 Clause 16.1 above shall not apply to any assignment by either party of its rights in relation to this Agreement to another Group Company on terms that if any such assignee shall cease to be a Group Company then (unless such rights shall previously have been assigned to a continuing Group Company or the other parties shall have agreed otherwise) such rights shall terminate.

16.3 No person who is not a party to this Agreement (including any employee, officer, agent, representative or sub-contractor of either party) shall have right to enforce any term of this Agreement which expressly or by implication confers a benefit on that person without the express prior agreement in writing of the parties which agreement must refer to this Clause 16.3.

17   General
     -------

17.1 Nothing in this Agreement shall create, or be deemed to create, a partnership or joint venture or relationship of employer and employee or principal and agent between the parties and no employee of either party shall be deemed to be or have become an employee of the other party.

17.2 This Agreement contains the entire agreement between the parties in relation to its subject-matter. Each of the parties irrevocably and unconditionally waives any right it may have to claim damages for, and/or to rescind this Agreement because of, breach of any warranty not contained in this Agreement, or any misrepresentation whether or not contained in this Agreement, unless such misrepresentation was made fraudulently.

17.3 No purported alteration or variation of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is signed by a director of each of the parties to this Agreement.

17.4 The rights and remedies of either party in respect of this Agreement shall not be diminished, waived or extinguished by the granting of any indulgence, forbearance or extension of time granted by such party to the other nor by any failure of, or delay by the said party in ascertaining or exercising any such rights or remedies. The waiver by either party of any breach of this Agreement shall not prevent the subsequent enforcement of that provision and shall not be deemed to be a waiver of any subsequent breach of that or any other provision.

17.5 If at any time any part of this Agreement (including any one or more of the clauses of this Agreement or any sub-clause or paragraph or any part of one or more of these clauses) is held to be or becomes void or otherwise unenforceable for any reason under any applicable law, the same shall be deemed omitted from this Agreement and the validity and/or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired as a result of that omission.

17.6 This Agreement may be entered into in the form of two counterparts, each executed by one of the parties and, provided that the parties shall so enter into the Agreement, each of the executed counterparts shall be deemed to be an original but, taken together, they shall constitute one instrument.

17.7 Each of the parties shall, and shall use their reasonable endeavours to procure that any necessary third parties shall, execute and deliver to the other party such other instruments and documents and take such other action as is necessary to fulfil the provisions of this Agreement in accordance with its terms.

18   Notices
     -------

18.1 Any notices sent under this Agreement must be in writing and may be served by personal delivery or by sending the notice by air mail post or facsimile or electronic data transmission at the address given above or at such other address as the relevant party may give for the purpose of service of notices under this Agreement and every such notice shall be deemed to have been served upon delivery if served by hand or at the expiration of 5 Business Days after despatch of the same if delivered by air mail post or at ten hours am local time of the recipient on the next Business Day following despatch if sent by facsimile or electronic data transmission.

18.2 To prove service of any notice it shall be sufficient to show in the case of a notice delivered by hand that the same was duly addressed and delivered by hand and in the case of a notice served by post that the same was duly addressed prepaid and posted in the manner set out above. In the case of a notice given by facsimile or electronic data transmission, it shall be sufficient to show that it was despatched in a legible and complete form to the correct telephone number or electronic data number or address without any error message provided that a confirmation copy of the transmission is sent to the recipient by air mail post in the manner set out above. Failure to send a confirmation copy will invalidate the service of any facsimile or electronic data transmission.

19   Law
     ---

19.1 This Agreement shall be governed by, and construed in accordance with, the laws of England.

20   Jurisdiction
     ------------

20.1 Subject to 20.2 all disputes arising out of or relating to this Agreement shall be subject to the non-exclusive jurisdiction of the English Courts to which the parties irrevocably submit.

20.2 The parties may jointly agree that a dispute arising out of or relating to this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such Rules. Such arbitration shall take place in the English language in London.

IN WITNESS OF THE ABOVE the parties have signed this Agreement on the date written at the head of this Agreement.

SIGNED by                     )     /s/ Authorized Signatory
                              )     -------------------------------------
on behalf of                  )     Director & Authorised Signatory
BONVENO.COM LIMITED           )
in the presence of:           )



/s/ Geoff Mullet
------------------------


SIGNED by                     )
                              )     /s/ Joseph R. Cellura
                                    ------------------------------
on behalf of                  )         Director & Authorised Signatory
ORBITTRAVEL.COM, INC          )         Chairman & CEO
in the presence of:           )




/s/ Joseph R. Cellera
-----------------------
    Chairman & CEO


/s/ David A. Noosinow
------------------------
   VP


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